Exhibit 99.1

Cocrystal Pharma Reports Second Quarter 2024 Financial Results and Provides Updates on its Antiviral Drug-Development Programs

●	Expects to report topline results in 2025 from Phase 2a influenza A human challenge study with oral CC-42344, including initial indication of virology
●	In vitro testing shows CC-42344 inhibits the avian influenza A (H5N1) PB2 protein recently identified in U.S. dairy cows
●	Expects to report topline results in late 2024 or early 2025 from Phase 1 study with oral CDI-988, the first potential pan-coronavirus/pan-norovirus oral antiviral
●	Plans to initiate Phase 1 study in 2025 with inhaled CC-42344, a potential influenza treatment and post-exposure prophylactic

BOTHELL, Wash. (August 14, 2024) – Cocrystal Pharma, Inc. (Nasdaq: COCP) (“Cocrystal” or the “Company”) reports financial results for the three and six months ended June 30, 2024, and provides updates on its antiviral product pipeline, upcoming milestones and business activities.

“We are rapidly approaching major inflection points in our clinical programs,” said Sam Lee, Ph.D., President and co-CEO of Cocrystal. “In the coming months we expect to report topline results from our Phase 2a study with PB2 inhibitor CC-42344 including an initial indication of virology in humans infected with the influenza A virus. Our plan is to file an Investigational New Drug (IND) application in 2025 to conduct our next study in the U.S. We further validated CC-42344’s broad-spectrum activity through in vitro testing demonstrating it inhibits the new, highly pathogenic avian flu PB2 protein identified as infecting U.S. dairy cows. We also are preparing to initiate a Phase 1 study in healthy volunteers as the first clinical step in evaluating inhaled CC-42344 as a potential prophylactic and therapeutic for influenza A.

“Preparations are underway to begin the multiple-ascending dose portion of the first-in-human study with our pan-norovirus/pan-coronavirus oral protease inhibitor CDI-988, following favorable safety and tolerability data from the single-ascending dose (SAD) portion of this study,” said Dr. Lee. “We expect to report topline results from the full study in late 2024 or early 2025.”

“I’m pleased to report that through our cost-efficient business model, we expect our cash to be sufficient to advance our planned development programs through the coming 12 months,” said James Martin, CFO and co-CEO of Cocrystal.

Antiviral Product Pipeline Overview

We apply our proprietary structure-based drug discovery platform technology for developing broad-spectrum antivirals that inhibit viral replication. By designing and selecting antiviral drug candidates that target the highly conserved regions of the viral enzymes, we seek to develop drugs that are effective against the virus and mutations of the virus, and also have reduced off-target interactions that may cause undesirable side effects. Our drug discovery process differs from traditional, empirical medicinal chemistry approaches that often require iterative high-throughput compound screening and lengthy hit-to-lead processes.

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Influenza Programs

Influenza is a major global health threat that may become more challenging to treat due to the emergence of highly pathogenic avian influenza viruses and resistance to approved influenza antivirals. Each year there are approximately 1 billion cases of seasonal influenza worldwide, 3-5 million severe illnesses and up to 650,000 deaths, according to the World Health Organization. On average, about 8% of the U.S. population contracts influenza each season. In addition to the health risk, influenza is responsible for approximately $10.4 billion in direct costs for hospitalizations and outpatient visits for adults in the U.S. annually.

●	Oral CC-42344 for the treatment of pandemic and seasonal Influenza A infections

○	Our novel PB2 inhibitor CC-42344 showed excellent in vitro antiviral activity against pandemic and seasonal influenza A strains, as well as strains that are resistant to Tamiflu® and Xofluza®.
○	In March 2022 we initiated enrollment in a randomized, double-blind, dose-escalating Phase 1 study to evaluate the safety, tolerability and pharmacokinetics (PK) of oral CC-42344 in healthy adults.
○	In July 2022 we reported PK results from the SAD portion of the study that support once-daily dosing.
○	In December 2022 we reported favorable safety and tolerability results from the oral CC-42344 Phase 1 study.
○	In April 2023 we received authorization from United Kingdom Medicines and Healthcare Products Regulatory Agency (MHRA) for an oral CC-42344 Phase 2a human challenge study.
○	In December 2023 we began a randomized, double-blind, placebo-controlled Phase 2a study to evaluate the safety, tolerability, viral and clinical measurements of CC-42344 in influenza A-infected subjects.
○	In March 2024 we received feedback from the FDA on a Pre-IND package improving clarity on clinical study design, drug manufacturing and nonclinical studies necessary to file a Phase 2b study design.
○	In May 2024 we completed enrollment in the Phase 2a human challenge study.
○	In June 2024 we reported that in vitro testing showed CC-42344 inhibited the activity of the highly pathogenic avian influenza A (H5N1) PB2 protein that was identified as infecting U.S. dairy cows.
○	We expect to report topline results from the Phase 2a human challenge study in 2024 and to plan to file an IND application in 2025 to conduct a late-stage study in the U.S.

●	Inhaled CC-42344 for the treatment of pandemic and seasonal Influenza A infections

○	GLP toxicology study is underway with inhaled CC-42344 as a potential therapeutic and post-exposure prophylaxis for influenza A. CC-42344 has exhibited superior pulmonary exposure in preclinical studies.
○	We expect to begin a Phase 1 study with inhaled CC-42344 in Australia in 2025.

●	Influenza A/B Program

○	Preclinical lead development of novel influenza replication inhibitors is underway.

Norovirus Program

Norovirus is a highly contagious infection and is the most common cause of acute gastroenteritis, accounting for nearly one in five cases. According to the Centers for Disease Control and Prevention (CDC), an estimated 685 million cases and an estimated 50,000 child deaths are attributed to norovirus each year worldwide, with an estimated societal cost of $60 billion. By targeting viral replication, we believe it is possible to develop an effective treatment and/or short-term prophylactic for closed environments for all genogroups of norovirus.

●	Oral pan-viral protease inhibitor CDI-988 for the treatment of norovirus and coronavirus infections

○	Our novel broad-spectrum protease inhibitor CDI-988 is being evaluated as a potential oral treatment for noroviruses and coronaviruses.
○	CDI-988 has shown pan-viral activity against multiple norovirus strains, including the genogroup II, genotype 4 (GII.4) norovirus strain that is responsible for major norovirus outbreaks.
○	In May 2023 we announced approval of our application to the Australian regulatory agency for a randomized, double-blind, placebo-controlled Phase 1 study to evaluate the safety, tolerability and PK of oral CDI-988 in healthy volunteers.

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○	In August 2023 we announced our selection of CDI-988 as our lead for the oral treatment for norovirus, in addition to coronavirus.
○	In September 2023 we began dosing subjects in a first-in-human study in healthy volunteers in Australia with oral CDI-988.
○	In July 2024 we reported favorable safety and tolerability results from the SAD cohorts in the Phase 1 study.
○	We expect to report topline results from the CDI-988 Phase 1 study in late 2024 or early 2025.

COVID-19 and Other Coronavirus Programs

By targeting viral replication enzymes and protease, we believe it is possible to develop effective treatments for all diseases caused by coronaviruses including COVID-19, Severe Acute Respiratory Syndrome (SARS) and Middle East Respiratory Syndrome (MERS). CDI-988 showed potent in vitro pan-viral activity against common human coronaviruses, rhinoviruses and respiratory enteroviruses, as well as against noroviruses. The global COVID-19 therapeutics market is estimated to exceed $16 billion by the end of 2031.

●	Oral pan-viral protease inhibitor CDI-988 for the treatment of coronaviruses and noroviruses

○	CDI-988 exhibited superior in vitro potency against SARS-CoV-2 and demonstrated a favorable safety profile and PK properties.
○	In September 2023 we dosed the first subject in our dual norovirus/coronavirus oral CDI-988 study, which is expected to serve as a Phase 1 study for both indications.
○	In July 2024 we reported favorable safety and tolerability results from the SAD cohorts in the Phase 1 study.
○	We expect to report topline results from the CDI-988 Phase 1 study in late 2024 or early 2025.

Second Quarter Financial Results

Research and development (R&D) expenses for the second quarter of 2024 were $4.3 million, compared with $2.8 million for the second quarter of 2023. The increase was primarily due to CC-42344 entering into a Phase 2a clinical study and norovirus and coronavirus candidate CDI-988 entering into a Phase 1 clinical study. General and administrative (G&A) expenses for the second quarter of 2024 were $1.1 million, compared with $1.5 million for the second quarter of 2023, with the decrease mainly due to lower legal expenses.

The net loss for the second quarter of 2024 was $5.3 million, or $0.54 per share, compared with a net loss for the second quarter of 2023 of $4.2 million, or $0.41 per share.

Six Month Financial Results

R&D expenses for the first six months of 2024 were $7.3 million, compared with $6.7 million for the first six months of 2023. G&A expenses for the first six months of 2024 were $2.3 million, compared with $2.7 million for the first six months of 2023.

The net loss for the first six months of 2024 was $9.3 million, or $0.91, per share, compared with a net loss for the first six months of 2023 of $9.4 million, or $1.03 per share.

Cocrystal reported unrestricted cash as of June 30, 2024 of $18.1 million, compared with $26.4 million as of December 31, 2023. Net cash used in operating activities for the first six months of 2024 was $8.2 million, compared with $8.7 million for the first six months of 2023. The Company had working capital of $17.0 million and 10.2 million common shares outstanding as of June 30, 2024.

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About Cocrystal Pharma, Inc.

Cocrystal Pharma, Inc. is a clinical-stage biotechnology company discovering and developing novel antiviral therapeutics that target the replication process of influenza viruses, coronaviruses (including SARS-CoV-2), noroviruses and hepatitis C viruses. Cocrystal employs unique structure-based technologies and Nobel Prize-winning expertise to create first- and best-in-class antiviral drugs. For further information about Cocrystal, please visit www.cocrystalpharma.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our plans for the future development of preclinical and clinical drug candidates, our expectations regarding future characteristics of the product candidates we develop, the expected time of achieving certain value-driving milestones in our programs, including preparation, commencement and advancement of clinical studies for certain product candidates in 2024 and 2025, the viability and efficacy of potential treatments for diseases our product candidates are designed to treat, expectations for the markets for certain therapeutics, our ability to execute our clinical and regulatory goals and deploy regulatory guidance towards future studies, and the expected sufficiency of our cash balance to advance our programs and fund our planned operations. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events. Some or all of the events anticipated by these forward-looking statements may not occur. Important factors that could cause actual results to differ from those in the forward-looking statements include, but are not limited to, the risks and uncertainties arising from the high interest rates in response to inflation, uncertainty in the financial markets, the possibility of a recession, and geopolitical conflict in Ukraine and Israel on our Company, our collaboration partners, and on the U.S., UK, Australia and global economies, including manufacturing and research delays arising from raw materials and labor shortages, supply chain disruptions and other business interruptions on our ability to proceed with studies as well as similar problems with our vendors and our current and any future clinical research organization (CROs) and contract manufacturing organizations (CMOs), the ability of our CROs to recruit volunteers for, and to proceed with, clinical studies, our and our collaboration partners’ technology and software performing as expected, financial difficulties experienced by certain partners, the results of any current and future preclinical and clinical studies, general risks arising from clinical studies, receipt of regulatory approvals, regulatory changes, and potential development of effective treatments and/or vaccines by competitors, including as part of the programs financed by the U.S. government, potential mutations in a virus we are targeting that may result in variants that are resistant to a product candidate we develop. Further information on our risk factors is contained in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2023. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor Contact:

LHA Investor Relations

Jody Cain

310-691-7100

jcain@lhai.com

Media Contact:

JQA Partners

Jules Abraham

917-885-7378

Jabraham@jqapartners.com

Financial Tables to follow

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COCRYSTAL PHARMA, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2024	December 31, 2023
	(unaudited)
Assets
Current assets:
Cash	$18,143	$26,353
Restricted cash	75	75
Tax credit receivable	1,077	890
Prepaid expenses and other current assets	365	1,773
Total current assets	19,660	29,091
Property and equipment, net	211	271
Deposits	29	46
Operating lease right-of-use assets, net (including $11 and $42 to related party)	1,673	1,851
Total assets	$21,573	$31,259

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$2,403	$3,022
Current maturities of operating lease liabilities (including $10 and $42 to related party)	251	240
Total current liabilities	2,654	3,262
Long-term liabilities:

Operating lease liabilities (including $0 and $0 to related party)	1,529	1,613
Total long-term liabilities	1,529	1,613
Total liabilities	4,183	4,875

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 a par value: 100,000 and 150,000 shares authorized as of June 30, 2024, and December 31, 2023; 10,174 shares issued and outstanding as of June 30, 2024 and December 31, 2023	10	10
Additional paid-in capital	342,593	342,288
Accumulated deficit	(325,213)	(315,914)
Total stockholders’ equity	17,390	26,384
Total liabilities and stockholders’ equity	$21,573	$31,259

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COCRYSTAL PHARMA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Operating expenses:
Research and development	4,308	2,801	7,258	6,708
General and administrative	1,140	1,538	2,348	2,742
Total operating expenses	5,448	4,339	9,606	9,450

Loss from operations	(5,448)	(4,339)	(9,606)	(9,450)
Other income (expense):
Interest income (expense), net	151	140	371	140)
Foreign exchange loss	(46)	33	(64)	(45)
Total other expense, net	105	173	307	95
Net loss	$(5,343)	$(4,166)	(9,299)	(9,355)
Net loss per common share, basic and diluted	$(0.53)	$(0.41)	(0.91)	(1.03)
Weighted average number of common shares outstanding, basic and diluted	10,174	10,065	10,174	9,109

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